UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

Cartesian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34006	48-1129619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
(Address of principal executive office)(Zip Code)

(913) 345-9315
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Cartesian, Inc., a Delaware corporation (the “Company”), on March 27, 2018 (the “Prior Report”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cartesian Holdings, LLC, a Delaware limited liability company (“Parent”), and Cartesian Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub conducted a tender offer to purchase all of the outstanding shares of Company common stock, par value $0.005 per share (the “Common Stock”), for $0.40 per share, net to the seller in cash, subject to withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 10, 2018, and the related Letter of Transmittal (collectively, the “Offer”). The Merger Agreement also provides that, among other things, following completion of the Offer, and subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

The offering period (the “Offering Period”) of the Offer and the withdrawal rights expired at one minute after 11:59 p.m., New York City time, on May 11, 2018 at which time, based on the information provided to Parent by Broadridge Corporate Issuer Solutions, Inc., the depositary for the Offer (the “Depositary”), approximately 7,201,698 shares of Company Common Stock were validly tendered and not properly withdrawn prior to the expiration of the Offering Period. All conditions to the Offer having been satisfied (or waived), Merger Sub accepted all validly tendered and not properly withdrawn shares of Company Common Stock for payment. The shares of Company Common Stock that were validly tendered and not properly withdrawn represented approximately 76.7% percent of the Company’s outstanding shares. Parent and Merger Sub provided the Depositary with sufficient funds to purchase all shares of Company Common Stock that were validly tendered in the Offer and not properly withdrawn.

Because less than 90% of the Company’s outstanding shares were purchased in the Offer, the Company called a special meeting of stockholders (the “Special Meeting”) to approve the Merger Agreement, which Special Meeting was held on June 28, 2018 and which voting results are set forth in Item 5.07 herein. As holders of more than fifty percent (50%) of the outstanding shares voted to approve the Merger Agreement and the other conditions set forth in the Merger Agreement were satisfied or waived, the Merger was completed on June 28, 2018.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Prior Report, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on May 12, 2018, Merger Sub irrevocably accepted for payment all Company Common Stock validly tendered and not withdrawn pursuant to the Offer on or prior to the expiration of the Offering Period. On June 28, 2018, the stockholders of the Company approved the Merger and the Merger was completed. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

In connection with the consummation of the Offer and Merger, and subject to payments in respect of dissenting shares, the aggregate consideration paid by Parent for all equity securities of the Company is approximately $3,834,827.60, without giving effect to related transaction fees and expenses. The purchase price was funded by Parent’s cash on hand.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the Offer and the Merger, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent. The information contained in the Introductory Note and Items 2.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K, Item 5.01 of the Current Report on Form 8-K previously filed with the SEC by the Company on May 17, 2018, and Item 5.02 of the Current Report on Form 8-K previously filed with the SEC by the Company on May 15, 2018, are each hereby incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Time and pursuant to the terms of the Merger Agreement, Donald Tringali ceased to be a director of the Company (including any committee of the board of directors of the Company), Ryan Scott resigned as a director of the Company and Kevin Kuby, David Hartman and Jack Myers remained as directors of the Company (including any committee of the board of directors of the Company). At such time, Jim Serafin became a director of the Company.

Also at the Effective Time, Jim Serafin remained an officer of the Company and each of Kevin Kuby and David Hartman became officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. A copy of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2018, the Company held the Special Meeting to consider certain proposals related to the Merger Agreement, which provides, among things, for the Merger.

As of May 25, 2018, the record date for the Special Meeting, there were 9,447,069 shares of the Company’s Common Stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 7,455,645 shares of Common Stock, representing approximately 78.92% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

Proposals to be voted upon at the Special Meeting included the following:

(1)
Approve an Agreement and Plan of Merger, dated as of March 21, 2018, among the Company, Parent and Merger Sub, pursuant to which Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of Parent (the “Merger Proposal”); and

(2)
Approve one or more adjournments of the Special Meeting, if necessary or appropriate, to correct insufficiencies in the procedure approving the Merger Agreement at the time of the Special Meeting (the ‘‘Adjournment Proposal’’).

The final voting results for the Merger Proposal are described below.

For	Against	Abstain	Broker Non-Votes
7,435,645	0	20,000	N/A

Since there were sufficient votes represented at the Special Meeting to approve the Merger Proposal, the Adjournment Proposal was moot and therefore not submitted for a vote at the Special Meeting.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN, INC.

	By:	/s/ Jim Serafin
Jim Serafin Chief Executive Officer

Date: June 28, 2018